Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Dr. Shlomo Nass, Adv. (CPA)

Giora Gutman, Adv.

Rami Arie, Adv. (CPA)

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Shmulik Cohen, Adv.

Izhak Lax, Adv.

Amit Moshe Cohen, Adv.

Shimon Gros, Adv. & Notary

Shahar Noah, Adv. (Tax advisor)

Amichai Nitzan Tzidkiyahu, Adv. (CPA)

Igal Rosenberg, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Tsvia Shif, Adv.

Tali Pery, Adv.

Rachel Don Yehia, Adv.

Sandrine Dray, Adv. Mediator & Notary***

Nahi Hamud, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Liav Menachem, Adv. Notary & Mediator

Dana Oron Almog, Adv.

Lilach Cohen-Shamir, Adv.

Israel Asraf, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Oren Geni, Adv.

Inbal Rachamim Avital, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Racheli Levi, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Ronit Rabinovich, Adv.

Iris Borcom, Adv.

Omri Alter, Adv.

Inbal Naim, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Liran Aharoni, Adv.

Shirli Shlezinger, Adv.

Eran Lasker, Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv.

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Moshe Zoaretz, Adv.

Or Nass, Adv.

Nina Aharonov, Adv.

Rozit kabudi Doron, Adv.

Doron Pesso, Adv.

Adi Barnes-Ovdat, Adv.

Omri Yacov, Adv.

Shira Ben Dov Levi, Adv.

Noy Keren, Adv.

Felix Naftaliev, Adv.

Lipaz Elimelch-Karni, Adv.

Eli Hirsch, Adv.

Maayan Gadalov,Adv.

Dov Alter, Adv.

Monica kevorkian karawani, Adv.

Dudi Braitman, Adv.

Shahaf Zuker, Adv.

Shlomi Cohen, Adv.

Alexey Kvaktoun, Adv.

Roman Bulick, Adv.

Lior Valzman Haimovich, Adv.

Elinor Yaakobi, Adv.

Oran Bukelman, Adv.

Dor Elkrif; Adv.

Oria Haim, Adv.

Hadar Raz, Adv.

Ilia Parkhomyuk, Adv.

Dana Hofman, Adv.

Omer Levi. Adv.

Yamit Halperin Adv.

Moran Alezra Adv.

Elinor Palma, Adv.

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. - Of Counsel

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Of Counsel

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel ****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in

England & Wales

*** Accredited by the consulate of France

**** Honorary Consul Of The Republic Of Poland (ret.)

Can-fite BioPharma Ltd.                                                                                    January 13, 2023

10 Bareket Street,

Kiryat Matalon,

P.O. Box 7537,

Petah-Tikva 4951778,
Israel

Dear Sir and Madam:

We have acted as Israeli counsel to Can-Fite BioPharma Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the Securities Purchase Agreement, dated January 11, 2023 (the “Agreement”, which definition includes all listed exhibits and schedules thereto) entered into by and between the Company, and those certain investors signatory thereto, which provides for, among other things, the issuance and sale of 90,000,000 ordinary shares, NIS 0.25 par value per share, (the “Ordinary Shares” and, such number of Ordinary Shares underlying the Offering ADSs, the “Offering Shares”) represented by 300,000 American Depositary Shares (“ADSs” and such number of ADSs to be issued and sold, the “Offering ADSs”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 210,000,000 Ordinary Shares represented by 700,000 ADSs (the “Warrant ADSs” and, such number of Ordinary Shares underlying the Warrant ADSs, the “Warrant Shares”). The ADSs are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-249063) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated October 9, 2020 and the prospectus supplement dated January 11, 2023, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement”).

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

With regard to our opinion regarding the Pre-funded Warrants and the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments of outstanding securities of the Company, including the Pre-Funded Warrants, cause the Pre-Funded Warrants to be exercisable for more Ordinary Shares than the number then available for issuance by the Company.

Based on the foregoing, we advise you that in our opinion, (i) all action on the part of the Company, its directors and its shareholders necessary for the due authorization and valid issuance, sale and delivery of the Offering ADSs, Offering Shares and Pre-Funded Warrants has been duly taken, (ii) when issued and sold against payment therefor in accordance with the Agreement, Registration Statement and Prospectus Supplement, the Offering Shares will be legally issued, fully paid and non-assessable, and (iii) when issued and sold against payment therefor in accordance with the terms of the Pre-funded Warrant, the Warrant Shares will be legally issued, fully paid and nonassessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 6-K to be filed with the Commission on January 13, 2023, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission

Sincerely,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co

Advocates & Notaries

mail@dtkgg.com www.dtkgg.com

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